As amended 5/15/97
                                     BY-LAWS
                                       OF

                              CARTER-WALLACE, INC.

                     a Delaware corporation ("Corporation")

                                    ARTICLE I

                                     OFFICES

     SECTION 1.1. LOCATION. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

     SECTION 1.2. CHANGE OF LOCATION. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation's registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may be stated in the notice of the meeting shall be held at such place within or without the State of Delaware and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the Corporation in the State of Delaware on the third Tuesday of July of each year, or if such a date is a legal holiday, then on the next succeeding business day.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board or by order of the Board of Directors and shall be called by the Chairman of the Board or Secretary whenever requested to do so by stockholders owning not less than one-third of all votes of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings of stockholders prescribed by law for the election of directors shall be called by the Board of Directors, the Chairman of the Board or the Secretary whenever required to do so pursuant to the applicable law. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of meeting.

     SECTION 2.3. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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    The stock ledger shall be the only  evidence as to who are the  stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

    SECTION 2.4. NOTICE OF MEETINGS. Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be delivered or mailed in writing at least ten but not more than sixty days before such meeting, to each stockholder required or permitted to take any action or entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evidence of the facts stated herein.

     SECTION 2.5. ADJOURNED MEETINGS AND NOTICE THEREOF. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments cause the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

    SECTION 2.6. QUORUM. At any meeting of stockholders, except as otherwise expressly required by law, or by the Certificate of Incorporation, the holders of record of at least a majority of the votes of the outstanding shares of capital stock entitled to vote or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

    SECTION 2.7. VOTING. At any meeting of stockholders, each stockholder holding as of the record date shares of stock entitled to be voted on any matter at such meeting shall have such votes as provided in the Certificate of Incorporation.

    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation, sufficient in law to support an irrevocable power.

    Unless otherwise provided by law or the Certificate of Incorporation, the vote that shall be necessary for the transaction of business shall be a majority of the votes of the outstanding shares entitled to vote at such meeting.

    The Board of Directors, the Chairman of the Board or the President shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. If no inspector or alternative is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots and (vi) take such other actions, if any, as may be required or permitted by the Delaware General Corporation Law as it currently exists or as it may hereafter be amended.


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     SECTION 2.8. ACTION BY CONSENT OF STOCKHOLDERS.  Unless otherwise  provided in the Certificate of Incorporation whenever any action by the stockholders at a
meeting   thereof  is  required  or  permitted  by  law,  the   Certificate   of
Incorporation, or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

    SECTION 3.1. GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

    SECTION 3.2. NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall consist of three or more members; the exact number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. Until the number of directors has been so fixed by the Board of Directors, the number of directors constituting the whole Board of Directors shall be seven. After fixing the number of directors constituting the whole Board of Directors, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of directors constituting the whole Board of Directors.

     SECTION 3.3. QUALIFICATION. Directors need not be stockholders of the Corporation.

    SECTION 3.4. ELECTION. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a vote of a majority of the shares entitled to vote at such meeting. The voting on directors at any such meeting need not be by written ballot.

    SECTION 3.5. TERM. Each director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

    SECTION 3.6. RESIGNATION AND REMOVAL. Any director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time with or without cause by a vote of a majority in interest of the votes of the outstanding shares of stock of the corporation entitled to vote on the election of directors at any special meeting of stockholders called for such purpose.

    SECTION 3.7. VACANCIES. Vacancies in the Board of Directors (unless the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum or by as sole remaining director. The vacancy caused by the removal of a director shall be filled by a vote of a majority in interest of the votes of the outstanding shares of stock of the corporation entitled to vote on the election of directors at any special meeting of stockholders called for such purposes.

    If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.


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    Each director  chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

    SECTION 3.8. QUORUM AND VOTING. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the whole Board of Directors shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

    Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

    The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number.

    SECTION 3.9. REGULATIONS. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these By-Laws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

     SECTION 3.10. ANNUAL MEETING OF BOARD OF DIRECTORS. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

    SECTION 3.11. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

    SECTION 3.12. SPECIAL MEETINGS. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon the written request of two members of the Board of Directors directed to the Chairman of the Board or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

     SECTION 3.13. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least two days before the day on which such special meeting is to be held, or (ii) if sent to him at such address by telegraph, cable, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting to to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

    Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such director is present at such

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meeting.  Any  meeting  of the Board of  Directors  shall be a duly  constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

    SECTION 3.14. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, shall designate an Executive Committee to consist of one or more directors of the Corporation and may designate one or more other committees, each such other committee to consist of one or more of the directors of the Corporation.

    Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

    SECTION 3.15. POWERS AND DUTIES OF COMMITTEES. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

    Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

    SECTION 3.16. COMPENSATION OF DIRECTORS. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

    SECTION 3.17. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE IV

                                    OFFICERS

    SECTION 4.1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, one person may hold the offices and perform the duties of any two or more of said principal offices except the offices and duties of President and Secretary or of Treasurer and Controller. None of the principal officers, other than the Chairman of the Board and the President, need be a director of the Corporation.

     SECTION 4.2. ELECTION OF PRINCIPAL OFFICERS; TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.


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    If the Board of  Directors  shall  fail to fill any  principal  office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

    Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal, provided that the terms of office of all Vice Presidents shall terminate at any annual meeting of the Board of Directors at which the Chairman of the Board, the President, or any Vice President is elected.

    SECTION 4.3. SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President or any other officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent, or employee of the Corporation.

     SECTION 4.4. DELEGATION OF DUTIES OF OFFICERS. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

     SECTION 4.5. REMOVAL AND RESIGNATION OF OFFICERS. Any officer of the Corporation may be removed with or without cause by resolution adopted by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

    Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

    SECTION 4.6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall be a member of the Corporate Office. The Chairman of the Board shall supervise the conformance of operations with objectives and policies and shall advise the President on matters of general policy. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

    SECTION 4.7. PRESIDENT. The President shall be the chief operating officer of the Corporation. The President shall be responsible for carrying out the policies and objectives established by the Board of Directors and the Corporate Office. The President shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders and of the Board of Directors at which he is present. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

    SECTION 4.8. CORPORATE OFFICE. The Corporate Office shall consist of the Chairman of the Board, the President, and such other officer or officers as the Board of Directors may select. Subject to the direction of the Board of Directors, the Corporate Office shall be responsible for establishing corporate objectives and long-range policies and shall have general supervision over the business of the Corporation. The Corporate Office shall have such other powers and perform such other duties as may be assigned to it from time to time by the Board of Directors.

    SECTION 4.9. VICE PRESIDENTS. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Any Vice President may have such additional designation in his title as the Board of Directors may determine. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

     SECTION 4.10. SECRETARY. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors

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at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

    SECTION 4.11. TREASURER. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

    SECTION 4.12. CONTROLLER. The Controller shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

    SECTION 4.13. BOND. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

                                    ARTICLE V

                                  CAPITAL STOCK

    SECTION 5.1. ISSUANCE OF CERTIFICATES FOR STOCK. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

    SECTION 5.2. SIGNATURES ON STOCK CERTIFICATES. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

    SECTION 5.3. STOCK LEDGER. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled the dates of cancellation thereof.

    The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

     SECTION 5.4. REGULATIONS RELATING TO TRANSFER. The Board of Directors may make such rules and regulations as it

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may deem expedient,  not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

    SECTION 5.5. TRANSFERS. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

    SECTION 5.6. CANCELLATION. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

     SECTION 5.7. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed, certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate of the issuance of such new certificate. A new certificate may be issued without requiring a bond when in the judgment of the Board of Directors, it is proper to do so.

    SECTION 5.8.  FIXING OF RECORD DATES.

        (a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, not more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment or any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

        (b) If no record date is fixed by the Board of Directors:

                   (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                   (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is expressed and delivered to the Corporation as provided by law;

                   (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.



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


                                   ARTICLE VI

                                 INDEMNIFICATION

    SECTION 6.1.  INDEMNIFICATION.

    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere (or its equivalent), shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1(a) or 6.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under these Sections 6.1(a) or 6.1(b) (unless ordered by the Court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1(a) and 6.1(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorney's fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.1.

    (f) The indemnification and advancement of expenses provided by or granted pursuant to the provisions of this Section 6.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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




    SECTION 6.2. INDEMNIFICATION INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

    SECTION 6.3. CONSTITUENT CORPORATIONS. For the purposes of this article VI, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

    SECTION 6.4. OTHER ENTERPRISES. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

    SECTION 7.1. CORPORATE SEAL. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Corporate Seal -- 1968 Delaware" in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

    SECTION 7.2. FISCAL YEAR. The fiscal year of the Corporation shall be from the first day of April to the thirty-first day of March, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

    SECTION 7.3. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

    Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    SECTION 7.4. EXECUTION OF INSTRUMENTS, CONTRACTS, ETC. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate by resolution.

    The Chairman of the Board or the President shall have authority, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments.

    Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of

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


Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any other officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

    All applications, written instruments and papers required by or filed with any department of the United States Government or by any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

    SECTION 7.5. VOTING OF STOCK. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons.

                                  ARTICLE VIII

                          AMENDMENTS; EMERGENCY BY-LAWS

     SECTION 8.1. BY STOCKHOLDERS. These By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the votes of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

    SECTION 8.2. BY DIRECTORS. To the extent permitted by the Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted by a resolution adopted by a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors.

    SECTION 8.3. EMERGENCY BY-LAWS. The Board of Directors may adopt emergency by-laws subject to repeal or change by action of the stockholders which shall, notwithstanding any different provision of law, the Certificate of Incorporation or these By-Laws, be operative during any emergency resulting from any nuclear or atomic disaster, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board of Directors or stockholders, any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Such emergency by-laws may make any provision that may be practicable and necessary for the circumstances of the emergency. No officer, director or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct.


                                       11